EXHIBIT 10.7.1

LEASE AMENDMENT

THIS LEASE AMENDMENT (“Amendment”), dated as of August 25, 2006, amends that certain lease agreement (“Lease”) dated October 25, 2005 between TRIUMPH 1450, LLC AND MRA DESERT VILLAS, LLC as tenants-in-common (successor-in-interest to Triumph 1450, LLC) (“Landlord”) and GLOBEIMMUNE, INC. (“Tenant”) covering premises located at 1450 Infinite Drive, Louisville, Colorado.

Recitals:

A. Subsequent to the commencement of the Lease, the premises occupied by Tenant expanded and Tenant’s use of the premises changed.

B. Landlord and Tenant now desire to amend the Lease and specify certain changes to the terms and conditions of the Lease.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, the parties agree as follows:

1. All capitalized terms not specifically defined herein shall have the meanings set forth in the Lease.

2. Paragraph 1.1 of the Lease is replaced in its entirety as follows:

1.1 Premises: Approximately 19,191 rentable square feet (“RSF”) of office space (“Office Space”) in the Building, approximately 13,834 RSF of laboratory space (“Lab Space”) in the Building, and approximately 8,008 RSF of clean room space (“Clean Room”) in the Building, as depicted on Exhibit A hereto, for a total RSF of 41,033 (collectively, the “Premises”).

3. Paragraph 1.5 of the Lease is replaced in its entirety as follows:

1.5 Base Rent: Tenant shall pay to Landlord an initial annual base rent (“Base Rent”) of Three Hundred Seventy-One Thousand Nine Hundred Forty-Eight Dollars ($371,948.00) per year, payable in equal monthly installments of Thirty Thousand Nine Hundred Ninety-Five and 67/100 Dollars ($30,995.67), payable on the first (1st) day of each month during the Term; provided, however, Tenant shall pay to Landlord, on the first (1st) day of the month succeeding the Rent Commencement Date, the prorated portion (if any) of Base Rent from the Rent Commencement Date to the end of the calendar month thereof. The initial annual Base Rent has been calculated at an annual rate of $8.00 per RSF for Office Space and $10.00 per RSF for Lab Space and Clean Room. Notwithstanding the foregoing, provided that no Breach has occurred and is continuing, one-half (1/2) of the monthly Base Rent shall be abated for each month during the twelve (12) month period beginning on the Rent Commencement Date. During such abatement period, Tenant shall pay to Landlord a monthly Base Rent of Fifteen Thousand Four Hundred Ninety-Seven and 84/100 Dollars ($15,497.84), payable on the first (1st) day of each month therein. Beginning on the first (1st) anniversary of the Rent Commencement Date, and on each annual anniversary thereafter, Base Rent shall be increased by three percent (3%) over the Base Rent for the prior twelve (12) month period.

4. Paragraph 1.8 of the Lease is replaced in its entirety as follows:

1.8 Agreed Use: The Premises shall be used for the following uses and no others: (a) in the Lab Space and Clean Room, as biology and/or chemistry laboratory, and (b) in the Office Space, as business offices.

5. Subparagraph 4.3(f) of the Lease is replaced in its entirety as follows:

(f) Tenant’s Proportionate Share. As used in this Lease, “Tenant’s Proportionate Share” shall mean the ratio of dividing (i) RSF for the applicable Sector in the Premises by (ii) the total RSF for all Sector space in the Building, as the same may be modified by Landlord from time to time. The initial Tenant’s Proportionate Share for each Sector of the Premises is as follows: (1) for lab space-30.04%, which has been computed by dividing 13,834 RSF (lab space in the Premises) by 45,498 RSF (total lab space in the Building); (2) for office space-26.64%, which has been computed by dividing 19,191 RSF (office space in the Premises) by 72,040 RSF (total office space in the Building); and (3) for clean room space-25.22%, which has been computed by dividing 8,008 RSF (clean room space in the Premises) by 31,748 RSF (total clean room space in the Building).

6. Providing Landlord enters into a lease agreement with Replidyne, Inc. on or before September 30, 2006 for the First Offer Space described in Section 52 of the Lease, Section 52 of the Lease is void and of no further force and effect.

7. Except as set forth herein, the Lease shall remain in full force and effect.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties execute this Amendment effective the date and year first above written.

GLOBEIMMUNE INC., Tenant

Date: 8/25/06	By: /s/ Jeff Rona
Name: Jeff Rona
Title: CBO

TRIUMPH 1450, LLC and MRA DESERT VILLAS, LLC as Tenants-in-Common, Landlord

By: Triumph Real Estate Corporation, Agent

Date: 8/25/06	By: /s/ Ronald Boraks
Ronald Boraks, Vice President

EXHIBIT A